Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form F-3 (Registration No. 333-116232) of Prana Biotechnology Limited (the Company) of our report dated September 27, 2007 with respect to the Company’s consolidated financial statements as of June 30, 2007 and for the year then ended, appearing in this Annual Report on Form 20-F of the Company for the fiscal year ended June 30, 2007.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Melbourne, Australia
27 September 2007